CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 20 to the registration statement on Form N-1A (File No. 811-07121) (Registration Statement) of our report dated November 12, 2010, relating to the financial statements and financial highlights of Putnam Asset Allocation Funds, each a series of Putnam Asset Allocation Funds, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PriceWaterhouseCoopers LLP
Boston, Massachusetts
January 24, 2011